Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement on Form S-3 (No. 333-205049) of One Horizon Group, Inc. of our report dated March 30, 2016, relating to our audit of the consolidated financial statements, which appears in the Annual Report on Form 10-K of One Horizon Group, Inc. for the year ended December 31, 2015.

/s/ PETERSON SULLIVAN LLP

Seattle, Washington

July 21, 2016